UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):   August 1, 2015

PROS Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-141884	76-0168604
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX 77002		(713) 335-5151
(Address of principal executive offices)		(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 1, 2015, the Compensation Committee of the Board of Directors of PROS Holdings, Inc. (the "Company") approved certain revisions to the Company's 2015 Named Executive Officer Plan ("2015 NEO Plan") to align the performance components with the Company's previously announced cloud-first strategy. The 2015 NEO Plan provides for the payment of cash bonuses to certain of the the Company’s named executive officers based upon achievement of established performance measures and payout formulas determined by the Compensation Committee. The revised 2015 NEO Plan provides for the bonus amounts to be earned based on the following metrics:

Component	Weighting as a % of Total Incentive
Bookings	35%
Annual Recurring Revenue ("ARR")	35%
Expense Savings	15%
Discretionary	15%

The bookings component consists of the total contract value of business closed during 2015, including license, maintenance, subscription, and services, but excluding committed maintenance beyond one year. The ARR component consists of the annual recurring revenue for the Company as of December 31, 2015 from subscription and maintenance bookings (including renewals) and excluding all other business lines (i.e. perpetual license, term license, and services). The expense savings component consists of certain expense targets based on the Company's revised 2015 annual budget. The discretionary component consists of each individual's contribution toward achievement of goals and objectives in 2015 as determined by the Compensation Committee following December 31, 2015.

Payouts under the revised 2015 NEO Plan with respect to the bookings, ARR and expense savings components are to be based on performance within a range of each component’s target. No incentive payment may be earned for performance below the target minimum and the maximum bonus may be earned at the target maximum. The range and weighted payout percentage for attainment of each component are set forth in the following table:

	Bookings		ARR		Expense Savings
Component Achievement	Percentage Attained	Payout Percentage	Percentage Attained	Payout Percentage	Percentage Attained	Payout Percentage
Minimum	88%	17.5%	97%	17.5%	71.5%	7.5%
At target	100%	35%	100%	35%	100%	15%
Maximum	-	-	103%	105%	-	-

The revised 2015 NEO Plan also reduces the maximum bonus payout as a percentage of the base salary for each of our named executive officers by approximately 8% from the 2015 NEO Plan previously disclosed in the Compensation Discussion and Analysis section of our 2015 Proxy Statement as filed with the Securities and Exchange Commission on April 10, 2015 ("2015 Proxy"). The general terms of the revised 2015 NEO Plan are otherwise consistent with the 2015 NEO Plan described in the 2015 Proxy.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: August 6, 2015

/s/ Damian Olthoff
Damian Olthoff General Counsel and Secretary